EXHIBIT 2

DEAN HELLER
Secretary of State 202 North Carson Street	ARTICLES OF INCORPORATION (PURSUANT TO NRS 78)
Carson City, Nevada 89701-4201
(775) 684-5708

Important: Read attached instructions before completing form.

1.	Name of Corporation:	BTMC, INC.

2.	Resident Agent Name and Street Address:	Capitol Document Services, Inc.
	(must be a Nevada address where process may be served)	Name 202 S. Minnesota Street	Carson City,	NEVADA	89703
		Physical Street Address	City		Zip Code

		Additional Mailing Address	City	State	Zip Code

3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value:	40,000,000 Common 10,000,000 Preferred	$0.001 Par Value: $0.001	Number of shares without par value:	None

4.	Names, Addresses,	The First Board of Directors/Trustees shall consist of members whose names and addresses are as follows:
Number of Board of
	Directors/Trustees:	1. Larry N. Lunan

Name

		2344 Woodridge Avenue	Kingsport,	TN	37664
		Street Address	City,	State	Zip Code

2. Susan Lunan

Name

		2344 Woodridge Avenue	Kingsport,	TN	37664
		Street Address	City,	State	Zip Code

3. Roger Warren

Name

		17130 Redhill Avenue	Irvine,	CA	92714
		Street Address	City,	State	Zip Code

4.

Name

		Street Address	City,	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
(optional-see instructions)

6.	Other Matters:	Number of additional pages attached:
(see instructions)

7.	Names, Addresses	Michelle Ellis	/s/ Michelle Ellis
and Signatures of
	Incorporators:	Name	Signature
(attach additional pages
	if there are more than 2 incorporators).	202 S. Minnesota Street,	Carson City	NV	89703
		Street Address	City,	State	Zip Code

		Name	Signature

Street Address City, State Zip Code

8.	Certificate of	I, Capitol Document Services, Inc.	hereby accept appointment as
	Acceptance of Appointment		Resident Agent for the above named corporation.
	of Resident Agent:	/s/ Michelle Ellis	6-1-00
Date

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State Form CORPART1999.01 Revised on: 08/20/01

ARTICLES OF INCORPORATION
OF
BTMC, INC.

FIRST: The name of the corporation is BTMC, Inc.

SECOND: Its registered office in the State of Nevada is located at 202 S. Minnesota Street, Carson City, Nevada. The name of its Registered Agent at that address is Capitol Document Services, Inc.

THIRD: The total number of shares which the corporation is authorized to issue is Fifty Million Shares (50,000,000), each of such shares shall have a par value of One Cent ($0.01).

FOURTH: The governing Board of this Corporation shall be known as Directors and the number of Directors may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of this Corporation.

The names and addresses of the first Board of Directors, which shall be three (3) in number, are as follows:

Name	Address
Larry N. Lunan	2344 Woodridge Avenue Kingsport, TN 37664
Susan Lunan	2344 Woodridge Avenue Kingsport, TN 37664
Roger Warren	17130 Redhill Avenue Irvine, CA 92714

FIFTH: The name and address of each of the incorporators signing the Articles of Incorporation are as follows:

Name	Address
Michelle Ellis	202 S. Minnesota Street Carson City, NV 89703

SIXTH: The purposes of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada.

SEVENTH: To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as the same exists or may hereafter be amended, an Officer or Director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages due to breach of fiduciary duty as such Officer or Director.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hand this 1st day of June, 2000.

/s/ MICHELLE ELLIS
Michelle Ellis, Sole Incorporator

STATE OF

COUNTY OF

On this 1st day of June 2000, before me,                                               , a Notary Public, personally appeared Michelle Ellis, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed this instrument.

WITNESS my hand and official seal.

(Notarial Seal)

By:	/s/ Notary Public

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
BY RESIDENT AGENT

I,                                                              , hereby accept the appointment as Resident Agent of the above-named corporation.

By:	/s/ Resident Agent

By: , Esq.	Date: 6/1/00